-4-
                                                      CONFORMED COPY


                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                      ________________________


                              FORM 8-K


                           CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) April 17, 1997__



                         ALLEN TELECOM INC.
         (Exact name of Registrant as specified in charter)



     Delaware                      1-6016         (38-0290950)
(State of Other Jurisdiction    (Commission       (IRS Employer
     of Incorporation)           File Number)     Identification No.



     25101 Chagrin Boulevard, Beachwood, Ohio     44122-5619
     (Address of Principal Executive Offices)     (Zip Code)



Registrant's telephone number, including area code  216/765-5818



                         THE ALLEN GROUP INC.
   (Former Name or Former Address, if Changed Since Last Report)




             Exhibit Index is on page 4 of this Report.
                         Page 1 of 6 pages.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               (99) News Release dated April 17, 1997


Item 9.   Sales of Equity Securities Pursuant to Regulation S

          On April 17, 1997, Allen Telecom Inc., through its wholly owned French subsidiary, Allen Telecom (France), S.A., acquired 6,200 shares of Telia S.A., located in France, representing 62% of the outstanding capital of Telia. The remaining shares of Telia are subject to put and call options, which provide for a purchase price based upon future operating results.

          As part of the acquisition, the sellers received a total of 28,375 shares of common stock, par value $1.00 per share, of Allen Telecom Inc. (the "Shares"), which represented about 20% of the purchase price. The Shares were issued pursuant to Regulation S, promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The remaining 80% of the purchase price was paid in cash.

          A press release dated April 17, 1997, announcing the acquisition of Telia by Allen, is filed as Exhibit 99 to this Report and is incorporated herein by reference.



                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALLEN TELECOM INC.
                                   (Registrant)



                                   By:   /s/ McDara P. Folan, III
                                        McDara P. Folan, III
                                        Vice President, Secretary
                                        and General Counsel



Date:     April 29, 1997



                         ALLEN TELECOM INC.

                            EXHIBIT INDEX


Exhibit Number                                              Page

    99  Press Release dated April 17, 1997 . . . . . . .     5














                                                          Exhibit 99

                                               FOR IMMEDIATE RELEASE


            ALLEN TELECOM ANNOUNCES ACQUISITION OF TELIA


     Beachwood, Ohio, April 17, 1997 -- Allen Telecom Inc. and Telia
S. A. of Bordeaux, France announced Allen's acquisition of a majority stake in the company for a combination of cash and stock. Telia, with sales in excess of $5 million, is a manufacturer of power amplifiers for the wireless communications industry. Their products range from inexpensive, low power, amplifiers to Class A-B, high power, multichannel, highly linear, power amplifiers utilizing feed forward and other correction techniques.

      Allen purchased 62% of the stock of Telia with the remaining shares being left in the hands of the three senior executives and principal shareholders. The remaining shares are subject to put and call options, which provide for a purchase price based upon future operating results.

      Robert G. Paul, President and CEO of Allen Telecom, says, "Telia is the kind of company that fits very nicely with Allen Telecom. Its technology has a wide variety of uses as stand-alone products for the wireless communications industry and can be an important ingredient in a number of current and future Allen Telecom products as well. Three of Allen's divisions are already customers of Telia. The ability to add this high-level technology to our core competencies and then leverage it, is a key to a successful acquisition and is consistent with our stated long-term strategy and objectives."

      Jack Powell, General Manager of Telia, commented, "Allen Telecom represents an ideal environment within which Telia can continue its excellent growth and build towards a higher level of geographic and market penetration. Having access to Allen Telecom's worldwide sales organization is a key ingredient to our future. We have known Allen Telecom for a number of years as a customer and have watched its significant growth and admire its ability to assimilate and nurture other recent acquisitions."

      The acquisition was completed on April 17. Telia's operating results will be included with Allen's second quarter 1997 financial reports.

      Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Allen's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company.

     Allen Telecom Inc. (NYSE symbol - ALN) is a leading supplier to the worldwide two-way wireless communications marketplace of systems expansion products, site management products and antennas and provides frequency planning, system engineering services and software design programs to current and emerging wireless markets.

                               ( 30 )

For further information contact:        Robert A. Youdelman
                              216/765-5820
                              http://www.allentelecom.com